Exhibit 99.1

                                 LOAN AGREEMENT

THIS LOAN AGREEMENT is executed on the 5th of January 2011 in Changsha City, Hunan Province PRC.

BETWEEN

(1)  GUANGWEN HE (the "LOANER") with PRC ID No. 430124196807081491; and

(2) GLOBAL EDUCATION INTERNATIONAL LIMITED (the "COMPANY")or EACH OF THE SUBORDINATE SCHOOLS controlled by Hunan Oya Education Technology Co., Ltd. ("Oya")(collectively referred to as the "BORROWERS" and each a "BORROWER')

The LOANER and the BORROWER are referred to as "each party" respectively and "two parties" collectively. The two parties hereby make and enter into this agreement through friendly discussion about the terms and conditions thereof being set out as follows:

ARTICLE 1 LOAN.

The loaner agrees to offer most of the investment funds from SEAVI ADVENT in exchange for 300,000,000 old shares of HQ Global Education Inc. ("HQ Global") to the Company or each of the subordinate schools controlled by Oya for business expansion. Loan term is three (3) years without bearing any interest.

ARTICLE 2 REPRESENTATIONS AND WARRANTIES

1. During the term of this agreement, the Borrower hereby represents and warrants the following

     (1) The Borrower has authority to sign this agreement and perform its obligations thereunder;

     (2) The signing and execution of this agreement by the Borrower shall not either constitute violation of any applicable binding laws and regulations as well as governmental approvals, authorizations, notice or any other documents, or be deemed as breach of any agreements signed between the Borrower and any third party or any undertakings made to any third party by the Borrower;

     (3) This agreement shall become valid and binding on the Borrower upon its execution.

2. From the signing date to the termination date of this agreement, the Loaner hereby represents and warrants that

     (1)  The Loaner is a natural person with full capacity for civil conduct;

     (2) The Loaner has full power and authority to execute this agreement and perform its obligations thereunder;
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     (3)  The execution and performance of this agreement by the Loaner shall not either constitute violation of any applicable binding laws and regulations as well as governmental approvals, authorizations, notice or any other documents, or be deemed as breach of any agreements signed between the Loaner and any third party or any undertakings made to any third party by the Loaner;

     (4) This agreement shall become valid and binding on the Loaner upon its execution.

ARTICLE 3 DEFAULT AND LIABILITIES

If the Borrower does not repay his debt at the date set in this agreement, he shall pay default interest at one percent of the outstanding amounts each day after the set date and ending on the date when the outstanding principle amount of the loan, default interest and other relevant payments are fully paid by the Borrower.

ARTICLE 4 CONFIDENTIALITY

The Borrower and the Loaner acknowledge and confirm that any oral or written materials regarding this agreement shall be deemed as confidential materials and the two parties are subject to the obligation of confidence; without prior written consent from the other party, each party shall not disclose any relevant materials to any third party except in the following situations: (i) Those materials have been known to the public; (ii) Those materials have to be disclosed in accordance with applicable laws or regulations; (iii) If the materials from other legal or financial consultants and required by any party regarding to the transactions contained in this agreement are leaked by any employee from any party or its engaged agent, it shall be regarded as the leakage by that party and that party shall be liable for breach of this agreement.

ARTICLE 5 GOVERNING LAWS AND ARBITRATION.

     1. The execution, validity interpretation performance amendment and termination and dispute resolution shall be subject to the Laws of Hong Kong Special Administrative Region of China.

     2. The dispute arising from the termination and the performance of this agreement shall be settled through friendly discussion by both parties first. In case no settlement can be reached in 30 days after one part releases a written notification for solution the disputes shall be submitted by any part to China International Economic and Trade Arbitration Commission for arbitration. The place for arbitration is located in Beijing, and the arbitral award shall be regarded as final and binding upon both parties.

     3. Any disputes arising from the interpretation and performance of this agreement or during the arbitration, both parties shall continue to perform their remaining respective rights and obligations under this agreement.

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ARTICLE 6. OTHERS.

     1. This agreement becomes effective upon its execution by the authorized representatives of both parties and terminates until all obligations of both parties under this agreement are fulfilled.

     2. This agreement is printed in two copies. Each party keeps one copy with equal legal effect.

     3. This agreement can be amended and supplemented through written discussion by both parties. Any amendment and supplement agreement shall constitute an integral part of this agreement and shall enjoy equal status in law with this agreement.

     4. The invalidity of any provision of this agreement will not affect the enforceability of any other provisions under this agreement.

LOANER Guangwen He              BORROWER Hunan Oya Education Technology Co., Ltd

SIGNATURE: Guangwen He          SIGNATURE: Guangwen He

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